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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference of our report, dated June 17, 1997, except for Note 6, for which the date is June 9, 1999, relating to the financial statements of Shopping.com, previously filed in the Form 8-K dated June 29, 1999 of CMGI, Inc., in this current report on Form 8-K/A filed on November 1, 1999.


/s/ Singer Lewak Greenbaum & Goldstein LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 1, 1999